EXHIBIT 99.1

Crown Media Holdings Announces Operating Results
for First Quarter of 2007

STUDIO CITY, CA — May 10, 2007 - Crown Media Holdings, Inc. (NASDAQ: CRWN) today reported its operating results for the three months ended March 31, 2007.

Operating Highlights for the Quarter

•                  Revenue growth.  Crown Media’s net revenue in the first quarter of 2007 increased 19% to $53.6 million, from $45.0 million in the prior year’s first quarter. This increase was primarily due to a 20% increase in advertising revenues and a 20% increase in subscriber fee revenues.

•                  Subscriber increase.  Hallmark Channel subscribers increased 6% to 76.2 million as of March 31, 2007, from 71.9 million subscribers as of March 31, 2006.   As of May 1, 2007, Hallmark Channel has over 82 million subscribers, making it the fastest growing major cable network this year and since its launch in August 2001.

•                  Renewal of distribution agreements.  During the first quarter, Crown Media completed the renewal of its distribution agreement with two of its major distributors, EchoStar and Mediacom.  The new distribution agreement with EchoStar included the shift of Hallmark Channel and Hallmark Movie Channel to more broadly distributed program tiers, resulting in the addition in April 2007 of nearly 6 million subscribers for Hallmark Channel as well as 4 million subscribers for the Hallmark Movie Channel.  Subsequent to the end of the quarter, the Company announced the renewal of its distribution agreement with the National Cable Television Cooperative and its 1,100 member companies.

•                  Record ratings.  Hallmark Channel delivered another record quarter with all-time highs in terms of household delivery for each of the months of January, February and March.  For the first quarter, Hallmark Channel ranked eighth among all ad-supported cable networks for Prime Time with a 1.2 household rating according to Nielsen, and ranked eleventh for Total Day.  Hallmark Channel was one of only three top ten cable networks to show year-to-year ratings growth for the quarter.

•                  Original programming success.  The ratings success for Hallmark Channel in the first quarter was due in part to the airing of a strong slate of seven original movies, including five original Mystery Movies.  In addition, Hallmark Channel broadcast the basic cable premiere of the theatrical film Troy, starring Brad Pitt.

“We have had a tremendous start to 2007, with our continued ratings success as a top rated cable network, unprecedented increases in advertising revenues and explosive growth in subscribers” remarked Henry Schleiff, President and CEO of Crown Media.  “Combine this with the renewal of three major distribution agreements with important partners on attractive terms, and the result is a cable network that is extremely well-positioned to benefit from the value that is being created.”

“As we look ahead, we are confident that the exciting line-up of our brand defining quality and wholesome, family friendly programming will continue to resonate with advertisers as we enter the upfront negotiations and, in addition, will appeal to our expanding audience of viewers during the summer and into our popular winter holiday season.  We expect that the momentum of the first quarter will carry us through 2007 to produce a year filled with solid operating achievements.”

Financial Results

Historical financial information is provided in tables at the end of this release.

Operating Results

Crown Media reported revenue of $53.6 million for the first quarter of 2007, a 19% increase from $45.0 million for the first quarter of 2006. Subscriber fee revenue in the first quarter increased 20% to $7.5 million, from $6.2 million in the prior year’s quarter, as a result of the ending of free carriage periods during 2006 for certain of our domestic distributors and an increase in our subscriber fees.  Advertising revenue increased 20% to $46.0 million during the quarter, from $38.4 million in the first quarter of 2006, reflecting higher advertising rates. We did not have licensing fees from our film library during the quarter ended March 31, 2007, as we sold our film assets in December 2006. Licensing fees for our film library were $270,000 during the prior year’s quarter.

For the first quarter of 2007, cost of services decreased to $50.8 million from $54.4 million during the same quarter of 2006. Within cost of services, programming expenses increased 18% quarter over quarter to $39.7 million, because of directly expensing (instead of amortizing over a window) certain NICC programming, higher amortization of more original programs produced to air on the Hallmark Channel in the current period as compared to the prior period, and $1.7 million in write-offs of certain programming during the first quarter of 2007. For the three months ended March 31, 2007, amortization of film assets decreased to $0 from $8.9 million during the same quarter of 2006 primarily due to the sale of our film assets in December 2006. Subscriber acquisition fee amortization expense was $7.8 million in both first quarter of 2007 and first quarter of 2006. Our domestic subscribers increased from 71.9 million at March 31, 2006, to 76.2 million at March 31, 2007. Other cost of services decreased 23% from $3.8 million to $2.9 million for the first quarter of 2007. The Company’s bad debt expense was $330,000 for the three months ended March 31, 2007, reduced from $916,000 in the prior year period. Selling, general and administrative expenses increased to $14.2 million for the three months ended March 31, 2007, from $9.0 million in the year earlier period primarily due to a $3.3 million increase and a $236,000 increase in compensation expense related to the obligations of restricted stock units and stock appreciation rights, a $702,000 increase in other benefits expense, and a $1.2 million increase in commissions expense.  This was offset in part by a decrease in depreciation and amortization expense of $382,000 as assets became fully depreciated. Marketing expenses decreased to $4.2 million for the three months ended March 31, 2007, from $4.3 million in the year earlier period.

Adjusted EBITDA loss totaled $5.1 million for the first quarter of 2007, compared to an Adjusted EBITDA loss of $5.5 million for the same period last year. Cash used in continuing operating activities totaled $12.8 million for the first quarter of 2007 compared to $20.4 million for the same period last year. The net loss for the three month period ended March 31, 2007, totaled $40.2 million, or $0.38 per share, compared to $47.2 million, or $0.45 per share, in the first quarter of 2006.

Conference Call and Webcast to be Held Thursday, May 10, 2007 at 11:00 a.m. ET

Crown Media Holdings’ management will conduct a conference call this afternoon at 11:00 a.m. Eastern Time to discuss the results of the first quarter of 2007.  Investors and interested parties may listen to the call via a live webcast accessible on the investor relations page of the Company’s web site, www.hallmarkchannel.com, or by dialing (800) 688-0796 (Domestic) or (617) 614-4070 (International) and requesting the “First Quarter Earnings for Crown Media.”  For those listeners accessing the call through the Company’s website, please register and download audio software at the site at least 15 minutes prior to the start of the call.  The webcast will be archived on the site, and a telephone replay of the call will be available for 7 days beginning at 1:00 p.m. Eastern Time, Thursday, May 10th, at (888) 286-8010 (Domestic) or (617) 801-6888 (International), using passcode number 53924394.

About Crown Media Holdings

Crown Media Holdings, Inc. (NASDAQ: CRWN) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming.  The Company currently operates and distributes the Hallmark Channel in the U.S. to over 82 million subscribers.  The program service is distributed through 5,300 cable systems and communities as well as direct-to-home satellite services across the country.   Significant investors in Crown Media Holdings include: Hallmark Entertainment Holdings, Inc., a subsidiary of Hallmark Cards, Incorporated, Liberty Media Corp., and J.P. Morgan Partners (BHCA), LP, each through their investments in Hallmark Entertainment Investments Co.; VISN Management Corp., a for-profit subsidiary of the National Interfaith Cable Coalition; and The DIRECTV Group, Inc.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; Crown Media’s ability to address its liquidity needs; Crown Media’s incurrence of losses; and Crown Media’s substantial indebtedness affecting its financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s 10-K Report for the year ended December 31, 2006.  Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Use of Adjusted EBITDA

Crown Media evaluates operating performance based on several factors, including Adjusted EBITDA.  Our calculation of Adjusted EBITDA adds back to net loss impairment of film assets, other non-cash expenses and other items mentioned below.

Our measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, subscriber acquisition fee amortization, amortization of film assets, impairment charges, and other non-cash expenses. For this purpose, restricted stock unit compensation is treated as a non-cash item, although it may result in cash payments during subsequent periods.  See “Selected First Quarter Unaudited Financial Information” below for a reconciliation to GAAP net income.  We disclose Adjusted EBITDA so that our investors can have some of the same information available to our management to evaluate their investment in our Company.

We also believe that an Adjusted EBITDA provides an indication of the Company’s ability to generate cash flows from operating activities since our non-cash expenses are excluded from our calculation of Adjusted EBITDA. A significant portion of the Company’s cost structure relates to the amortization of film assets and subscriber acquisition costs, which are significant non-cash charges. The Adjusted EBITDA calculation allows the Company to assess how much is available to pay debt service and gives a further indication of how much remains to fund discretionary expenditures such as the acquisition of programming or additional subscriber base. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis, exclusive of non-cash items of income and expenses such as depreciation, amortization, loss from discontinued operations and impairment of film assets. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA or our Adjusted EBITDA and believe that our calculation of Adjusted EBITDA is probably calculated differently than presentations of EBITDA by other entities because our calculation was based upon the definition in a bank credit agreement.

For additional information, please contact:
Investors and Financial Press	Media
Mindy Tucker	Nancy Carr
IR Focus	Crown Media
914.725.8128	818.755.2643
mindy@irfocusllc.com	ncarr@hallmarkchannel.com

Crown Media Holdings, Inc.
Selected First Quarter Unaudited Financial Information
($ in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Subscriber fees	$7,495	$6,232
Advertising	45,850	37,913
Advertising by Hallmark Cards	148	480
Film asset license fees	—	270
Sublicense fees and other revenue	79	78
Total revenue	53,572	44,973
Cost of services:
Affiliate programming	5,562	2,656
Non-affiliate programming	34,130	30,937
Amortization of film assets	—	8,864
Subscriber acquisition fee amortization	7,848	7,790
Amortization of capital lease	289	289
Other cost of services	2,948	3,841
Total cost of services	50,777	54,377
Selling, general & administrative expenses	14,193	9,030
Marketing expense	4,212	4,257
Depreciation and amortization	497	879
Loss from continuing operations before interest expense	(16,107)	(23,570)
Interest expense	(24,101)	(21,703)
Loss from continuing operations	(40,208)	(45,273)
Gain from sale of discontinued operations	—	162
Loss before cumulative effect of change in accounting principle	(40,208)	(45,111)
Cumulative effect of change in accounting principle	—	(2,099)
Net loss	$(40,208)	$(47,210)
Net loss per share	$(0.38)	$(0.45)
Weighted average shares outstanding	104,788	104,788

Crown Media Holdings, Inc.

Unaudited Consolidated Balance Sheet Data

(In thousands)

	As of March 31,	As of December 31,
	2007	2006

ASSETS

Cash and cash equivalents	$5,786	$13,965
Accounts receivable, less allowance for doubtful accounts of $535 and $246, respectively	52,172	57,079
Program license fees - affiliates	115	115
Program license fees - non-affiliates	121,696	111,909
Receivable from buyer of international business	9	24
Prepaid and other assets	5,913	4,202
Prepaid program license fee assets	20,219	10,271
Total current assets	205,910	197,565
Accounts receivable	406	850
Program license fees - affiliates	245	274
Program license fees - non-affiliates	179,936	185,620
Subscriber acquisition fees, net	32,659	41,665
Property and equipment, net	15,958	16,313
Goodwill	314,033	314,033
Prepaid and other assets	9,547	11,463
Total assets	$758,694	$767,783

Crown Media Holdings, Inc.

Unaudited Consolidated Balance Sheet Data

(In thousands)

	As of March 31,	As of December 31,
	2007	2006

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Accounts payable and accrued liabilities	$24,162	$26,588
Accrued restricted stock units	2,873	1,513
Subscriber acquisition fees payable	1,838	2,071
License fees payable to affiliates	3,705	2,275
License fees payable to non-affiliates	87,959	96,085
Payables to RHI affiliates	—	168
Payables to affiliates	14,146	13,777
Payable to buyer of international business	5,099	5,098
Interest payable	96	59
Capital lease obligations	688	672
Deferred credit from transition services agreement	1,143	1,213
Total current liabilities	141,709	149,519
Accrued liabilities	23,166	25,291
License fees payable to non-affiliates	104,890	88,951
Line of credit and interest payable to HC Crown	95,431	93,465
Line of credit and interest payable to Hallmark Cards affiliate	54,394	53,364
Payable to buyer of international business	3,793	4,771
Senior unsecured note to HC Crown, including accrued interest	576,435	562,167
Credit facility	93,633	87,633
Note and interest payable to Hallmark Cards affiliate	149,269	146,397
Capital lease obligations	15,320	15,498
Company obligated mandatorily redeemable preferred interest	17,035	16,483
Deferred credit from transition services agreement	2,771	3,188
Total liabilities	1,277,846	1,246,727
Commitments and contingencies
STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock, $.01 par value; 200,000,000 shares authorized; 74,117,654 shares issued and outstanding as of both March 31, 2007 and December 31, 2006	741	741
Class B common stock, $.01 par value; 120,000,000 shares authorized; 30,670,422 shares issued and outstanding as of both March 31, 2007 and December 31, 2006	307	307
Paid-in capital	1,457,032	1,457,032
Accumulated deficit	(1,977,232)	(1,937,024)
Total stockholders’ equity (deficit)	(519,152)	(478,944)
Total liabilities and stockholders’ equity (deficit)	$758,694	$767,783

Crown Media Holdings, Inc.

Selected First Quarter Unaudited Financial Information

($ in thousands)

	Three Months Ended March 31,
	2007	2006

Net loss	$(40,208)	$(47,210)
Gain on sale of discontinued operations	—	(162)
Cumulative effect of change in accounting principle	—	2,099
Amortization of film assets	—	8,864
Subscriber acquisition fee amortization expense	8,830	9,956
Depreciation and amortization	786	1,168
Interest expense	24,101	21,703
Restricted stock unit compensation (benefit)	1,360	(1,913)
Adjusted earnings before interest, taxes, depreciation amortization and discontinued operations	$(5,131)	$(5,495)

Programming and other amortization	39,692	33,367
Provision for allowance for doubtful account	330	916
Changes in operating assets and liabilities:
Additions to program license fees	(43,766)	(35,399)
Change to subscriber acquisition fees	176	(421)
Change in subscriber acquisition fees payable	(233)	(8,054)
Interest paid	(2,206)	(4,288)
Changes in other operating assets and liabilities, net of adjustments above	(1,696)	(986)
Net cash used in continuing operating activities	$(12,834)	$(20,360)

Crown Media Holdings, Inc.

Selected First Quarter Unaudited Financial Information

($ in thousands)

	Three Months Ended March 31,
	2007	2006

Net cash used in continuing operating activities	$(12,834)	$(20,360)

Net cash used in investing activities	(1,183)	(4,022)
Net cash provided by financing activities	5,838	14,966

Net decrease in cash and cash equivalents	(8,179)	(9,416)
Cash equivalents, beginning of period	13,965	15,926
Cash equivalents, end of period	$5,786	$6,510